Exhibit 4.4

Execution Version

SECOND AMENDMENT AND WAIVER

This SECOND AMENDMENT AND WAIVER (this “Amendment”), dated as of June 5, 2023, is among URBAN ONE, INC., a Delaware corporation (the “Administrative Borrower”), the other Borrowers and Subsidiary Guarantors party hereto, the Lenders party hereto (constituting the Required Lenders), and BANK OF AMERICA, N.A., as Administrative Agent.

WHEREAS, reference is hereby made to that certain Credit Agreement, dated as of February 19, 2021 (as amended by the First Amendment and Waiver, dated as of April 30, 2023 (the “First Amendment”), and as further amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”, and, as amended by this Amendment, the “Credit Agreement”), among the Administrative Borrower, the other Borrowers party thereto from time to time, the Administrative Agent, and each Lender from time to time party thereto;

WHEREAS, pursuant to

(a)Sections 8.01(b) and (e) of the Credit Agreement, within one hundred five (105) days after the close of each Fiscal Year of the Administrative Borrower (or, if earlier, fifteen (15) days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)), the Administrative Borrower is required to deliver to the Administrative Agent: (i) the consolidated balance sheet of the Administrative Borrower and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income and retained earnings and statement of cash flows for such Fiscal Year setting forth comparative figures for the preceding Fiscal Year and certified by independent certified public accountants of recognized national standing, accompanied by an opinion of such accounting firm stating that in the course of its regular audit of the financial statements of the Administrative Borrower and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or an Event of Default relating to financial or accounting matters which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof, (ii) management’s discussion and analysis of the important operational and financial developments during such Fiscal Year, and (iii) a compliance certificate from an Authorized Officer of the Administrative Borrower certifying on behalf of the Administrative Borrower that, among other things, no Default or Event of Default has occurred and is continuing (collectively, the “Annual Financial Deliverables”); and

(b)Sections 8.01(a) and (e) of the Credit Agreement, within forty-five (45) days after the close of each of the first three (3) quarterly accounting periods in each Fiscal Year of the Administrative Borrower (or, if earlier, ten (10) days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)), the Administrative Borrower is required to deliver to the Administrative Agent: (i) the consolidated balance sheet of the Administrative Borrower and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of income and retained earnings and statement of cash flows for such quarterly accounting period and for the elapsed portion of the Fiscal Year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the corresponding quarterly accounting period in the prior Fiscal Year, all of which shall be certified by the chief financial officer of the Administrative Borrower that they fairly present in all material respects in accordance with GAAP the financial condition of the Administrative Borrower and its Restricted Subsidiaries as of the dates indicated and the results of their operations for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes and (ii) a compliance certificate from an Authorized Officer of the Administrative Borrower certifying on behalf of the Administrative Borrower that, among other things, no Default or Event of Default has occurred and is continuing (collectively, the “Quarterly Financial Deliverables”);

WHEREAS, the Administrative Borrower has failed

(a)to deliver the Annual Financial Deliverables for the Fiscal Year ended December 31, 2022 by June 2, 2023 in accordance with Section 2.02(a) of the First Amendment (such Event of Default, together with (x) any breach of any representation and warranty arising from or related to such Event of Default, (y) any failure to give notice of such Event of Default, or (z) the taking of any action prohibited during the continuance of such Event of Default or any Default set forth in clauses (x) or (y), in the case of each of clauses (x), (y) and (z) arising solely as a result of the failure to deliver the Annual Financial Deliverables for the Fiscal Year ended December 31, 2022 by June 2, 2023, the “Specified Events of Default”); and

(b)to timely deliver the Quarterly Financial Deliverables for the Fiscal Quarter ended March 31, 2023 in accordance with Sections 8.01(a) and (e) of the Credit Agreement (such Default, together with (x) any breach of any representation and warranty arising from or related to such Default, (y) any failure to give notice of such Default, or (z) the taking of any action prohibited during the continuance of such Default or any Default set forth in clauses (x) or (y), in the case of each of clauses (x), (y) and (z) arising solely as a result of the failure to timely deliver the Quarterly Financial Deliverables for the Fiscal Quarter ended March 31, 2023, the “Specified Defaults”); and

WHEREAS, the Administrative Borrower has requested that the Required Lenders waive the Specified Events of Default and the Specified Defaults.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINED TERMS

Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. This Amendment is a “Credit Document” as defined under the Credit Agreement.

ARTICLE II

LIMITED WAIVER

Section 2.01.Limited Waiver; Borrowings under the Credit Agreement.

(a)Subject to the terms and conditions set forth herein, effective as of the Second Amendment Effective Date, the Administrative Agent and the Lenders (constituting the Required Lenders) hereby waive the Specified Events of Default and the Specified Defaults. The limited waiver set forth in this Section 2.01 (the “Waiver”) is limited to the extent expressly set forth herein and no other terms, covenants or provisions of the Credit Agreement or other Credit Document shall in any way be affected by the Waiver. The Waiver is granted only with respect to the Specified Events of Default and the Specified Defaults and shall not apply to any other breach of the terms of the Credit Agreement or any actual or prospective default or breach of any other provision of the Credit Agreement or any other Credit Document (including, without limitation, Section 2.02 of this Amendment). Other than with respect to the Specified Events of Default and the Specified Defaults, the Waiver does not waive any other requirement with respect to the delivery of the Annual Financial Deliverables or the Quarterly Financial Deliverables. The Waiver shall not in any manner create a course of dealing or otherwise impair the future ability of the Administrative Agent or the Lenders to declare a Default or Event of Default under or otherwise enforce the terms of the

Credit Agreement or any other Credit Document other than with respect to the Specified Events of Default or the Specified Defaults specifically and expressly waived in, and subject to the terms of, the Waiver.

(b)Notwithstanding anything to the contrary in the Credit Agreement or this Amendment, so long as the Administrative Borrower has not delivered the Annual Financial Deliverables for the Fiscal Year ended December 31, 2022 or the Quarterly Financial Deliverables for the Fiscal Quarter ended March 31, 2023, no part of any Credit Event (or the proceeds thereof) will be used for any Investment under clauses (v) through (vii) (other than Investments among Credit Parties) or clauses (xii), (xvii), (xviii) or (xxii), in each case, of Section 9.05 of the Credit Agreement, or Restricted Payments; provided that any breach under this Section 2.01(b) shall constitute an immediate Event of Default under the Credit Agreement.

Section 2.02.Covenants and Event of Default.

(a)Notwithstanding anything to the contrary set forth in this Amendment, the Credit Agreement or any other Credit Document, the Administrative Borrower (i) shall deliver to the Administrative Agent the Annual Financial Deliverables for the Fiscal Year ended December 31, 2022 no later than July 3, 2023, (ii) shall deliver to the Administrative Agent the Quarterly Financial Deliverables for the Fiscal Quarter ended March 31, 2023 no later than August 1, 2023 and (iii) solely to the extent received by the Administrative Borrower at any time by or before July 3, 2023, shall deliver to the Administrative Agent within three (3) Business Days after the receipt thereof, a management letter on internal control by the accounting firm that audited the Annual Financial Deliverables for the Fiscal Year ended December 31, 2022; provided that failure to timely deliver the Annual Financial Deliverables or the Quarterly Financial Deliverables or, solely to the extent received by the Administrative Borrower, such management letter on internal control, in each case, in accordance with this Section 2.02 shall constitute an immediate Event of Default under the Credit Agreement.

(b)The Administrative Borrower shall timely deliver to the Administrative Agent a copy of any written notice received by or sent to the SEC or any trustee, agent or noteholders under the Senior Secured Notes Indenture in connection with the Company’s failure to timely deliver (i) the annual reports or other financial information for the Fiscal Year ended December 31, 2022 or (ii) the quarterly reports or other financial information for the Fiscal Quarter ended March 31, 2023, in each case, required to be filed with the SEC or delivered to such trustee, agent or the noteholders under the Senior Secured Notes Indenture.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Borrower and each of the Subsidiary Guarantors party hereto makes the following representations, warranties and agreements, as of the Second Amendment Effective Date:

(a)each of the representations and warranties in Section 7 of the Credit Agreement and in each other Credit Document is true and correct in all material respects (it being understood and agreed that (x) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date and (y) any representation or warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects after giving effect to such qualification);

(b)after giving effect to the terms of this Amendment, no Default or Event of Default has occurred and is continuing;

(c)the execution, delivery and performance of this Amendment by each Borrower and each of the Subsidiary Guarantors has been duly authorized by all necessary corporate or other organizational action;

(d)the execution, delivery and performance of this Amendment by each Borrower and each of the Subsidiary Guarantors do not and will not (i) contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or Governmental Authority, except in the case of any contravention that would not reasonably be expected, either individually or in the aggregate, to result in a Material Adverse Effect; (ii) conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under (x) the Senior Secured Notes Indenture, (y) after the execution and delivery thereof, the Permitted Subordinated Debt Documents, the Permitted Unsecured Debt Documents, Parity Lien Documents, Junior Lien Documents and any Permitted Refinancing Debt Documents in respect of the Senior Secured Notes, the Permitted Subordinated Debt and the Permitted Unsecured Debt, in any such case to the extent governing Indebtedness in an aggregate outstanding principal amount equal to or greater than $20,000,000, and (z) any other indenture, mortgage, deed of trust, credit agreement, loan agreement or any other agreement, contract or instrument, in each case to which any Credit Party or any of its Restricted Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject, except, in the case of the preceding subclause (x), for any contravention, breach, default, lien and/or conflict, that would not reasonably be expected, either individually or in the aggregate, to result in a Material Adverse Effect; or (iii) violate any provision of the certificate or articles of incorporation, certificate of formation, limited liability company agreement or by-laws (or equivalent organizational documents), as applicable, of any Credit Party; and

(e)this Amendment and all other Credit Documents executed and delivered in connection herewith constitute the legal, valid and binding obligation of such Loan Party enforceable in accordance with its respective terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

ARTICLE IV

CONDITIONS PRECEDENT

This Amendment shall be effective on the first date of satisfaction (or waiver by the Administrative Agent) of the following conditions precedent (all documents to be in form and substance reasonably satisfactory to Administrative Agent) (such date, the “Second Amendment Effective Date”):

(a)The Administrative Agent shall have received counterparts of this Amendment duly executed and delivered by each Borrower, each Subsidiary Guarantor and each Lender party hereto (constituting the Required Lenders); and

(b)The Administrative Borrower shall pay or reimburse all reasonable documented out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and disbursements of Latham & Watkins LLP) in connection with the preparation, execution, delivery and administration of this Amendment and the other Credit Documents.

ARTICLE V

REAFFIRMATION OF CREDIT DOCUMENTS

Each Credit Party hereby (a) agrees that each Credit Document to which it is a party is hereby reaffirmed and, except as modified by the terms hereof, shall continue to be in full force and effect, and (b) affirms and confirms that all guarantees, Liens and security interests granted to the Administrative Agent, the Collateral Agent and the Lenders under the Guaranty, the Pledge Agreement, the Security Agreement and each other Credit Document to which it is a party remain in full force and effect and shall continue to secure the Obligations. Nothing in this Amendment or in any of the transactions contemplated hereby is intended, or shall be construed, to constitute a novation or an accord and satisfaction of any of the Obligations under the Credit Agreement or the other Credit Documents or to modify, affect or impair the perfection, priority or continuation of the security interests in, security titles to or other Liens on any Collateral for the Obligations.

ARTICLE VI

MISCELLANEOUS

Section 6.01.Liens Unimpaired. Neither the Waiver nor the execution, delivery, performance or effectiveness of this Amendment:

(a)impairs the validity, effectiveness or priority of the Liens granted pursuant to any Credit Document, and such Liens continue unimpaired with the same priority to secure repayment of all Obligations, whether heretofore or hereafter incurred; or

(b)requires that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens.

Section 6.02.Entire Agreement. This Amendment, the Credit Agreement, and the other Credit Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof and thereof. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

Section 6.03.GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES). SECTIONS 12.08(A), (B) AND (C) OF THE CREDIT AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE, MUTATIS MUTANDIS, AND SHALL APPLY HERETO.

Section 6.04.Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions of this Amendment; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 6.05.Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which together constitute one and the same instrument. This Amendment shall be binding upon and inure to the benefit of and be enforceable by the respective permitted successors and assigns of the parties hereto. Delivery of an executed counterpart of a signature page of this Amendment that is an Electronic Signature transmitted by facsimile, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by facsimile, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it.

Section 6.06.Headings. The headings of the several articles and sections of this Amendment are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective authorized signatories as of the day and year first above written.

URBAN ONE, INC., as the Administrative Borrower

By:

Name:

Title:

TV ONE, LLC

INTERACTIVE ONE, INC.

REACH MEDIA, INC., each as a Borrower

By:

Name:

Title:

[Second Amendment and Waiver Signature Page]

RADIO ONE LICENSES, LLC

BOSSIPMADAMENOIRE, LLC

CLEOTV, LLC

RO ONE SOLUTION, LLC

BELL BROADCASTING COMPANY, LLC

RADIO ONE OF DETROIT, LLC

RADIO ONE OF CHARLOTTE, LLC

CHARLOTTE BROADCASTING, LLC

RADIO ONE OF NORTH CAROLINA, LLC

BLUE CHIP BROADCASTING, LTD.

BLUE CHIP BROADCASTING LICENSES, LTD.

RADIO ONE OF INDIANA, LLC

RADIO ONE OF INDIANA, L.P.

RADIO ONE OF TEXAS II, LLC

SATELLITE ONE, L.L.C.

RADIO ONE CABLE HOLDINGS, LLC

NEW MABLETON BROADCASTING CORPORATION

RADIO ONE MEDIA HOLDINGS, LLC

RADIO ONE DISTRIBUTION HOLDINGS, LLC

INTERACTIVE ONE, LLC

DISTRIBUTION ONE, LLC

GAFFNEY BROADCASTING LLC

RADIO ONE URBAN NETWORK HOLDINGS, LLC

RADIO ONE ENTERTAINMENT HOLDINGS, LLC

URBAN ONE ENTERTAINMENT SPV, LLC

URBAN ONE PRODUCTIONS, LLC

T TENTH PRODUCTIONS, LLC

CHARLIE BEAR PRODUCTIONS, LLC, each as a Subsidiary Guarantor

By: __________________________
Name:
Title:

[Second Amendment and Waiver Signature Page]

BANK OF AMERICA, N.A.,
as Administrative Agent and as a Lender

By:

Name:

Title:

[Second Amendment and Waiver Signature Page]